                                                                      EXHIBIT 21

         Information relating to certain of the subsidiaries of Banknorth Group, Inc. as of February 28, 2001 is set forth below. All of the indicated subsidiaries are directly or indirectly wholly-owned by Banknorth Group, Inc.

    Direct Subsidiaries:

    Name                                                       Jurisdiction of Incorporation
    ----                                                       -----------------------------

    Banknorth, NA                                                   United States
    Peoples Heritage Capital Trust I                                Delaware
    Banknorth Capital Trust I                                       Delaware
    Banknorth Capital Trust II                                      Delaware
    Northgroup Realty, Inc.                                         Vermont

    Indirect Subsidiaries:

    Name                                                       Jurisdiction of Incorporation
    ----                                                       -----------------------------

    Bancnorth Investment Planning Group, Inc. (1)(2)                Maine
    Banknorth Leasing Corp. (1)                                     Maine
    Banknorth Insurance Group, Inc. (1)(3)                          Maine



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     (1)  Subsidiary of Banknorth, NA.

     (2) Holds as a subsidiary Bancnorth Investment and Insurance Agency, Inc., a Massachusetts corporation.

     (3) Holds as subsidiaries Morse, Payson & Noyes Insurance, Catalano Insurance Agency, Inc. and Arthur A. Watson & Co., Inc., a Maine, Massachusetts and Connecticut corporation, respectively.